Exhibit 8


GTECH Holdings Corporation
55 Technology Way
West Greenwich, Rhode Island 02817


     Re: GTECH Holdings Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to GTECH Holdings Corporation, a Delaware corporation (the "Company") and to certain domestic subsidiaries of the Company listed on Schedule A hereto (the "Guarantors") in connection with a Registration Statement on Form S-3 to be filed by the Company and the Guarantors on or about the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the
Securities Act of 1933, as amended, (the "Act") the offering and sale by the selling securityholders of up to $175,000,000 aggregate principal amount of the Company's 1-3/4% Convertible Debentures due December 15, 2021 (the "Debentures"), the Guarantors' guarantees thereof (the "Guarantees") and the shares of the Company's common stock, par value $0.01 per share (the "Common Stock") that may be issued upon the surrender and conversion of the Debentures. The Debentures, the Guarantees and the Common Stock (collectively, the "Securities") are being registered pursuant to the Registration Rights Agreement among the Company, the Guarantors and Credit Suisse First Boston Corporation, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Debentures (the "Initial Purchasers"), filed as Exhibit 4.2 to the Company's Form 10-Q for the period ended November 24, 2001. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the prospectus filed as part of the Registration Statement (the "Prospectus").

     We hereby confirm that, although the discussion set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Debentures, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Debentures, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as
Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain United States Federal Income Tax Consequences" set forth in the Prospectus filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                              Very truly yours,

                                              /s/ Edwards & Angell, LLP
                                                  ------------------------------
                                                  Edwards & Angell, LLP

                                   Schedule A
                          List of Subsidiary Guarantors


GTECH Corporation, a Delaware corporation

GTECH Rhode Island Corporation, a Rhode Island corporation

GTECH Latin America Corporation, a Delaware corporation